                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) DECEMBER 4, 1998

                            PRIMADONNA RESORTS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


       Nevada                    0-21732                  88-0297563
   ---------------           --------------          ----------------------
   (State or other            (Commission                (IRS employer
   jurisdiction of            file number)           identification number)
    incorporation)

                31700 LAS VEGAS BOULEVARD SOUTH, PRIMM, NV 89019
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (702) 679-7267
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


         _____________________________________________________________
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS
-------  ------------

          On December 4, 1998, MGM Grand, Inc. and Primadonna Resorts, Inc. entered into an Agreement and Plan of Merger, dated as of December 2, 1998, pursuant to which MGM Grand will acquire Primadonna in an all stock transaction. The terms of the merger provide for Primadonna's stockholders to receive 0.33 shares of MGM Grand common stock for each share of Primadonna common stock held, or a total of approximately 9.5 million shares of MGM Grand common stock. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated by reference.

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ITEM 7.   EXHIBITS
------    --------

     (a) & (b) Not Applicable.

     (c) Exhibits

         Exhibit 99.1  Press Release, dated December 7, 1998.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         PRIMADONNA RESORTS, INC.



Date: December 30, 1998                 By: /s/ John L. Shigley
                                            ------------------------------
                                            Name:  John L. Shigley
                                            Title:  Chief Financial Officer


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